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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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       Date of Report (Date of earliest event reported): February 26, 2008


                        PROVIDENT BANKSHARES CORPORATION
               (Exact name of registrant as specified in charter)


       MARYLAND                     0-16421                   52-1518642
    (State or other               (Commission                (IRS Employer
    jurisdiction of               File Number)             Identification No.)
    incorporation)

              114 EAST LEXINGTON STREET, BALTIMORE, MARYLAND 21202 (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (410) 277-7000

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 2.06     MATERIAL IMPAIRMENTS
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         On February 26, 2008, Provident Bankshares Corporation (the "Company"),
the parent company of Provident Bank, determined and announced that it anticipates additional write downs on its REIT trust preferred securities portfolio. Based upon newly available information, continued deterioration in market prices subsequent to year-end and its continuing analysis of the REIT portfolio, the Company may realize additional impairment charges on some or all of $32.8 million of the REIT trust preferred securities portfolio at the end of the first quarter. These anticipated write downs result from the Company's analysis of the individual securities' credit risk surrounding the residential mortgage and homebuilding industries and the risk with respect to collection of future interest or principal payments on the securities. In addition, based upon the ongoing credit analysis of the Company's non-agency mortgage backed securities portfolio, the Company may also realize impairment charges on some or all of $14.9 million of that portfolio at the end of the first quarter due to increased delinquency levels in the loans underlying these securities. A copy of the February 26, 2008 press release announcing the anticipated additional write downs is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS
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              Exhibit 99.1      Press Release dated February 26, 2008





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   PROVIDENT BANKSHARES CORPORATION




Date: February 27, 2008            /s/ Robert L. Davis
                                   --------------------------------------------
                                   Robert L. Davis
                                   General Counsel and Corporate Secretary





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